Exhibit 99.1

News Release

Arch Chemicals, Inc.

501 Merritt 7

P.O. Box 5204

Norwalk, CT 06856

Investor Contact: Mark E. Faford (203) 229-3820

Press Contact: Dale N. Walter (203) 229-3033

ARCH CHEMICALS CLOSES ON NEW $375 MILLION FIVE-YEAR REVOLVING

CREDIT FACILITY

NORWALK, CT, May 18, 2011 — Arch Chemicals, Inc. (NYSE:ARJ) announced today that it has successfully completed a new unsecured five-year $375 million credit facility which replaced its unsecured $350 million credit facility that was scheduled to expire in June 2011. The new facility will be used for general purposes.

Arch Chemicals’ Senior Vice President and CFO Steven C. Giuliano said, “We’re extremely pleased to have closed on this facility, which was oversubscribed, and are gratified by the support of our bank group and their confidence in our prospects for continued profitable growth. This refinancing, coupled with the $325 million of senior notes we have issued in the last two years and our $80 million accounts receivable securitization facility, provides us with financial flexibility to fund acquisitions, to make investments that drive organic growth and to support the global expansion of our core Biocides businesses.”

About Arch

Headquartered in Norwalk, Connecticut (USA), Arch Chemicals, Inc. is a global Biocides company with annual sales of over $1 billion. Arch and its subsidiaries provide innovative, chemistry-based and related solutions to destroy or to selectively inhibit the growth of harmful microorganisms. The Company is concentrated in the areas of water treatment, personal care, health and hygiene, industrial preservation and protection, and wood treatment. Arch Chemicals operates in two segments: Biocides Products and Performance Products. Together with its subsidiaries, Arch has approximately 3,000 employees and manufacturing and customer-support facilities in North and South America, Europe, Asia, Australia and Africa. For more information, visit the Company’s Web site at http://www.archchemicals.com.

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Except for historical information contained herein, the information set forth in this communication contains forward-looking statements that are based on management’s beliefs, certain assumptions made by management and management’s current expectations, outlook, estimates and projections about the markets and economy in which the Company and its various businesses operate. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “opines,” “plans,” “predicts,” “projects,” “should,” “targets” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”), which are difficult to predict. Therefore, actual outcomes may differ materially from what is expected or forecasted in such forward-looking statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise. Future Factors which could cause actual outcomes to differ materially from those discussed include but are not limited to: general economic and business and market conditions; no improvement or weakening in U.S., European and Asian economies; increases in interest rates; changes in foreign currencies against the U.S. dollar; customer acceptance of new products; efficacy of new technology; changes in U.S. or foreign laws and regulations; increased competitive and/or customer pressure; loss of key customers; the Company’s ability to maintain chemical price increases or achieve targeted price increases; higher-than-expected product, raw material and energy costs and availability for certain chemical product lines; unexpected changes in the antidumping duties on certain products; increased foreign competition in the calcium hypochlorite markets; inability to obtain transportation for our chemicals; unfavorable court decisions, including unfavorable decisions in appeals of antidumping rulings, arbitration or jury decisions, tax matters or patent matters; the supply/demand balance for the Company’s products, including the impact of excess industry capacity; failure to achieve targeted cost-reduction programs; capital expenditures in excess of those scheduled; environmental costs in excess of those projected; the occurrence of unexpected manufacturing interruptions/outages at customer, supplier or Company plants;

unfavorable weather conditions for swimming pool use; realization of deferred taxes; inability to expand sales in the professional pool dealer market; the impact of global weather changes; changes in the Company’s stock price; ability to obtain financing at attractive rates; financial market disruptions that impact our customers or suppliers; gains or losses on derivative instruments; implementation of the Company’s R&D consolidation consistent with the Company’s expectations; achievement of the Company’s multi-faceted margin improvement plan, including technology improvements which result in lower processing, energy and other costs; and unfavorable changes in the regulatory status of the Company’s products.